UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2008

Kronos Advanced Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30191	87-0440410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

464 Common Street, Suite 301, Belmont, Massachusetts	02478
(Address of principal executive offices)	(Zip code)

(617) 993-9965
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2008, Kronos Advanced Technologies, Inc. (the “Company”) entered into a Severance Agreement and General Release with Daniel R. Dwight (the “Severance Agreement”).  Pursuant to the Severance Agreement, Mr. Dwight’s employment with the Company has been terminated effective June 20, 2008 for “good reason” (as defined in Mr. Dwight’s employment agreement).  In addition, effective May 16, 2008, Mr. Dwight is no longer an officer or director of the Company.

The Severance Agreement provides that the Company will pay to Mr. Dwight the equivalent of twelve months of his base salary in effect immediately prior to his termination, which is $225,000, minus applicable tax withholdings, in twenty four equal installments.  The initial severance payment will be made on the first regularly scheduled payroll period following June 20, 2008.  Subsequently, the Company will pay Mr. Dwight twenty three additional equal installments in accordance with the Company’s regular payroll practices.  The Company also agreed to pay the premiums of Mr. Dwight’s health, life and disability insurance benefits purchased through third-party insurance companies and the premiums for continuing coverage under certain Company benefit plans until June 20, 2009.  In addition, the Company agreed to repay to Mr. Dwight on or before May 26, 2008 the outstanding principal and accrued interest totaling $59,986.29 on a note made by the Company to Mr. Dwight.  As consideration for the benefits of the Severance Agreement, Mr. Dwight executed a full general release of claims against the Company and its affiliates.

On May 16, 2008, the Company also entered into an Advisory Agreement with Mr. Dwight (the “Advisory Agreement”). Pursuant to the Advisory Agreement, Mr. Dwight will advise, cooperate, and consult with the Company and its affiliates on various issues as requested by the Board of Directors and Company management.  Mr. Dwight has agreed to perform up to twenty hours of transition and advisory services per month for the Company and its affiliates for a term of six months.  Mr. Dwight has agreed to provide the first eight hours of transition services each month to the Company at no charge, and for a fee of $300.00 per hour thereafter. The Advisory Agreement and this consulting arrangement expires on December 20, 2008.

Following Mr. Dwight’s separation for "good reason", Richard F. Tusing, the Chief Operating Officer of the Company, has been serving as acting President, Treasurer, and Secretary of the Company.  Mr. Tusing’s employment agreement and compensation remain unchanged.  Mr. Tusing, age 50, has served as a Director of Kronos since October 2000 and as a Director of Kronos Air Technologies since January 2001 and was appointed Chief Operating Officer on January 1, 2002.

The Severance Agreement and the Advisory Agreement are filed herewith as Exhibits 10.1 and 10.2 respectively and are incorporated herein by reference.  Mr. Dwight’s employment agreement was filed as Exhibit 10.55 to the Company's Form 10-Q for the quarterly period ended March 31, 2002 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance Agreement and General Release dated as of May 16, 2008 between Kronos Advanced Technologies, Inc. and Daniel R. Dwight.

10.2	Advisory Agreement between Kronos Advanced Technologies, Inc. and Daniel R. Dwight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008	KRONOS ADVANCED TECHNOLOGIES, INC.

	By:	/s/ Richard F. Tusing
	Name:	Richard F. Tusing
	Title:	President, Chief Operating Officer, Treasurer and Secretary